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                     Strong International Bond Fund, Inc.


                                  EXHIBIT 16


                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS


I.     CURRENT ANNUALIZED YIELD: 30 days ended October 31, 1996

       A.    Formula
                             a-b        6
             YIELD = 2[(----------- + 1) - 1]
                             cd

             Where:     a =      dividends and interest earned during the
                                 period.

                        b = expenses accrued for the period (net of reimbursements).

                        c = the average daily number of shares outstanding during the period.

                        d = the maximum offering price per share on the last day of the period.


       B.    Calculation

                        193,861.05 - 203.82     6
             YIELD = 2[(------------------- + 1) - 1]
                        2,507,564.447 x 11.87

             YIELD = 7.94%

II.    AVERAGE ANNUAL TOTAL RETURN

       A.    Formula
                      n                      n ____
             P (1 + T) = ERV     or     T = \ /ERV/P - 1

             Where:     P =      a hypothetical initial payment of $10,000

                        T =      average annual total return

                        n =      number of years

                      ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the periods.













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        B.      Calculation

                         n______
                T =     \/ERV/P-1

                1.      One-year period 10-31-95 through 10-31-96
                                 1  _____________
                        8.55% = \ /10,855/10,000-1


                2.      Since inception 03-31-94 through 10-31-96

                                2.583_______________
                        13.39% = \  / 13,834/10,000-1




III.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =     TR

Where:          EV      =     Value at the end of the periods,
                              including reinvestment of all
                              dividends and capital gains
                              distributions

                IV      =     Initial value of a hypothetical
                              investment at the net asset
                              value

                TR      =     Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =               TR

                One-year period ended October 31, 1996


                10.855-10,000
                _____________

                   10,000       =       8.55%